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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported):   March 6, 2000
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                           Rheometric Scientific, Inc.
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             (Exact name of Registrant as specified in its charter)




         New Jersey                   0-14617                   61-0708419
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(State of Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number             Identification No.)


One Possumtown Road, Piscataway, New Jersey                        08854
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 (Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (732) 560-8550
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

Item 1. Change in Control of Registrant.

     On March 6, 2000, pursuant to a Securities Purchase Agreement, dated as of February 17, 2000, by and between the Rheometric Scientific, Inc. (the "Company"), Axess Corporation ("Axess"), and Andlinger Capital XXVI LLC ("Andlinger Capital XXVI") , as amended (the "Purchase Agreement") and certain related agreements, Andlinger Capital XXVI purchased (i) 10,606,000 shares of newly issued common stock of the Company (the "Investor Shares") and (ii) warrants to purchase (x) an additional 2,000,000 shares of common stock of the Company at an exercise price of $1.00 per share, exercisable at any time prior to March 6, 2007 (the "Investor A Warrants") and (y) an additional 4,000,000 shares of common stock of the Company at an exercise price of $3.00 per share, exercisable at any time prior to March 6, 2003 (the "Investor B Warrants," and collectively with the Investor A Warrants, the "Investor Warrants"), for the aggregate consideration of $1,825,000 (the "Purchase Price"). Upon consummation of this transaction Andlinger Capital XXVI acquired the power to vote an aggregate of 16,606,000 shares of the Company's common stock (of which 6,000,000 shares are attributable to the Investor Warrants) representing approximately 73.6% of the issued and outstanding common stock of the Company (including as outstanding for the purposes of determining such percentage the 6,000,000 shares issuable upon exercise of the Investor Warrants).

     Pursuant to the Purchase Agreement, the Company has taken such action as is necessary to, among other things, cause the size of its Board of Directors to consist of seven directors, of which four are designees of Andlinger Capital
XXVI. The Purchase Agreement also provides that, subject to certain exceptions, for so long as Andlinger Capital XXVI and its affiliates continue to own in the aggregate not less than 50% of their Initial Threshold Amount (as defined below), the Company and its Board of Directors will support the nomination of and shall take certain actions such that the slate of nominees recommended by the Board of Directors to stockholders for election as directors at each annual meeting of stockholders includes at least the number of designees of Andlinger Capital XXVI equal to the number of directors that would constitute a majority of directors following such election, and that Andlinger Capital XXVI shall be entitled to have at least one of its designees appointed to each Committee of the Board of Directors. As defined in the Purchase Agreement, "Initial Threshold Amount" means the aggregate of the number of shares of common stock purchased by Andlinger Capital XXVI under the Purchase Agreement and the number of shares of common stock issuable under the Investor A Warrants (as if issued on the closing date under the Purchase Agreement). The initial designees of Andlinger Capital XXVI to serve on the Board of Directors of the Company, each of whom has been added to the Board of Directors of the Company as of March 6, 2000 (the closing date under the Purchase Agreement), are Robert M. Castello, Mark F. Callaghan, David R. Smith and Merrick G. Andlinger.

     The information with respect to Andlinger Capital XXVI in this report has been obtained from Andlinger Capital XXVI and has not been independently verified by the Company. The initial members of Andlinger Capital XXVI are Stephen A. Magida and Merrick G. Andlinger. Andlinger Capital XXVI anticipates that Mr. Castello and Mr. Callaghan will each be admitted as members of Andlinger Capital XXVI. Mr. Magida is an attorney and principal and secretary of Andlinger & Company, Inc., a Delaware corporation ("ACO") and the manager and a member of Andlinger Capital XXVI and the trustee of the Gerhard R. Andlinger Intangible Asset Management Trust (the "Trust"), which may be deemed a controlling person of Andlinger Capital XXVI. Gerhard R. Andlinger, a private investor and a principal, sole stockholder and a controlling person of ACO is the sole beneficiary under the Trust. Mr. Castello is a principal of ACO, a member of Andlinger Capital XXVI, and an employee of one or more affiliates of ACO. Mr. M. Andlinger is a principal of ACO, a member of Andlinger Capital XXVI, and an employee of one or more affiliates of ACO. ACO is in the business of identifying and assisting in the implementation of potential acquisitions, investments and other transactions on behalf of its principals. Andlinger Capital XXVI has been organized by its members with the business purpose of investing in the Company. The source of funds to pay the Purchase Price under the Purchase Agreement was from initial cash contributions made by each member of Andlinger Capital XXVI to Andlinger Capital XXVI in an amount proportionate to his or its interest therein and the amount and source of such contributions was, (1) in the case of the Trust, $748,050 from property of the Trust, and (2) in the case of Messrs. Castello, Magida, Callaghan and M. Andlinger, $255,500, $36,500, $164, 250 and $109,500, respectively, in each case from a loan made by Mr. G. Andlinger from his personal funds at an interest rate of 10% per annum.

     The Purchase Agreement contemplates that the Company will submit to its stockholders for approval (the "Stockholder Approval") proposals to (i) reincorporate the Company from New Jersey to Delaware (the "Reincorporation");
(ii) increase the authorized number of shares of capital stock to 49,000,000 shares of common stock and 1,000,000 shares of preferred stock; and (iii) authorize the issuance of the preferred stock as contemplated in the Purchase Agreement. In order to effect the intent of the parties to the Purchase Agreement that the Company issue the Investor Shares on the closing date, at the closing of the Purchase Agreement Axess contributed 4,400,000 shares of common stock to the Company, in exchange for the Company's agreement to reissue to Axess 4,400,000 shares of common stock (the "Axess Reissue Shares") subject to the Stockholder Approval, and Reincorporation and amendment of the Company's certificate of incorporation to authorize the issuance of such shares.

     Prior to the closing under the Purchase Agreement, the Company had been indebted to Axess in the principal amount of $8,205,907.09, plus interest thereon from January 1, 1999 (all indebtedness of the Company due Axess is referred to herein as the "Axess Debt"). Upon the closing, Axess cancelled the Axess Debt in exchange for (x) the payment by the Company to Axess of $3,500,000 in cash; (y) the issuance to Axess of a promissory note in the principal amount of $1,000,000 payable upon the sale of the Company's Process Control Rheometer Product Line and (z) the issuance to Axess, of a warrant (the "Preferred Stock Warrant" and collectively with the Investor Warrants, the "Warrants") to purchase 1,000 shares of the Company's non-voting convertible redeemable preferred stock to be issued, subject to Stockholder Approval, pursuant to an amendment to the certificate of incorporation of the Company.

     Prior to the purchase by Andlinger Capital XXVI of the Investor Shares and the Investor Warrants, Axess agreed to contribute 2,800,000 shares of common stock to the Company.

     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which has been filed herewith as Exhibit 2.1 and is incorporated herein by reference.

     In connection with the Purchase Agreement, the Company, Andlinger Capital XXVI, and Axess have entered into a Registration Rights Agreement, dated as of March 6, 2000 (the "Registration Rights Agreement"). The Registration Rights Agreement provides for the registration with the Securities and Exchange Commission of the Investor Shares, the Axess Reissue Shares, and the shares of common stock issuable upon the exercise of the Warrants owned by Andlinger Capital XXVI and Axess. Furthermore, in connection with the Purchase Agreement, the Company, Andlinger Capital XXVI, and Axess have entered into a Stockholders' Agreement dated as of March 6, 2000 (the "Stockholders' Agreement"). Pursuant to the Stockholders' Agreement, Andlinger Capital XXVI and Axess have agreed, among other things, not to transfer their respective shares of common stock without the prior written consent of the other stockholders party thereto, except (1) pursuant to "piggyback" or "demand" registrations under the Registration Rights Agreement, (2) pursuant to an exemption from registration under Rule 144 under the Securities Act of 1933, as amended in transactions effected after the first anniversary of the closing date under the Purchase Agreement, (3) to certain transferees, (4) as collateral security in a bona fide arm's-length loan or credit transaction, provided the stockholder retains the authority to vote such securities in the absence of any default thereunder, (5) pursuant to a tender offer, and (6) pursuant to a transaction duly approved by the stockholders of the Company. The Company, Andlinger Capital XXVI and Axess also entered into a Voting Agreement, dated as of February 17, 2000, pursuant to which Andlinger Capital XXVI and Axess agreed to vote in favor of the items to be submitted for Stockholder Approval pursuant to the Purchase Agreement as described above.

     References and descriptions to the Registration Rights Agreement, the Stockholders' Agreement and the Voting Agreement as set forth above, are qualified in their entirety by reference to the full text of the Registration Rights Agreement, the Stockholders' Agreement and the Voting Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

     The Company announced the signing of the Purchase Agreement in a Press Release dated February 18, 2000, and announced the consummation of the purchase by Andlinger Capital XXVI in a Press Release dated March 7, 2000. Such Press Releases are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 4. Changes in Registrants' Certifying Accountant

     (a)  Previous independent accountants.

          (i) On March 17, 2000, Rheometric Scientific, Inc. dismissed PricewaterhouseCoopers LLP as its independent accountants.

          (ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

          (iii) The Board of Directors of the Company, as well as the remaining member of the Audit Committee, participated in and approved the decision to change independent accountants.

          (iv) In connection with its audits for the two most recent fiscal years and through March 17, 2000, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

          (v) During the two most recent fiscal years and through March 17, 2000, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

          (vi) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 21, 2000, is filed as Exhibit 16.1 hereto.

     (b)  New independent accountants

          (i) The Company engaged Mahoney, Cohen & Co. as its new independent accountant as of March 17, 2000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

          2.1 Securities Purchase Agreement, dated as of February 17, 2000, by and between Rheometric Scientific, Inc., Andlinger Capital XXVI LLC and Axess Corporation.

          10.1 Registration Rights Agreement, dated as of March 6, 2000, by and between Rheometric Scientific Inc., Andlinger Capital XXVI and Axess Corporation.

          10.2 Stockholders' Agreement, dated as of March 6, 2000, by and between Rheometric Scientific Inc., Andlinger Capital XXVI and Axess Corporation.

          10.3 Voting Agreement, dated as of February 17, 2000, by and between Rheometric Scientific Inc., Andlinger Capital XXVI and Axess Corporation.

          16.1   Letter, dated March 21, 2000, from PricewaterhouseCoopers LLP

          99.1   Press Release, dated February 18, 2000.

          99.2   Press Release, dated March 7, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         RHEOMETRIC SCIENTIFIC, INC.


Dated:  March 21, 2000                   By:      /s/ Joseph Musanti
                                             -----------------------------------
                                             Joseph Musanti
                                             Vice President, Finance and
                                               Chief Financial Officer

                                 EXHIBITS INDEX

Exhibit
Number           Description
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          2.1    Securities Purchase  Agreement,  dated as of February 17, 2000, by and between Rheometric  Scientific,  Inc., Andlinger Capital
                 XXVI LLC and Axess Corporation.

         10.1 Registration Rights Agreement, dated as of March 6, 2000, by and between Rheometric Scientific Inc., Andlinger Capital XXVI and Axess Corporation.

         10.2 Stockholders' Agreement, dated as of March 6, 2000, by and between Rheometric Scientific Inc., Andlinger Capital XXVI and Axess Corporation.

         10.3 Voting Agreement, dated as of February 17, 2000, by and between Rheometric Scientific Inc., Andlinger Capital XXVI and Axess Corporation.

         16.1    Letter, dated March 21, 2000, from PricewaterhouseCoopers LLP

         99.1    Press Release, dated February 18, 2000.

         99.2    Press Release, dated March 7, 2000.